EXHIBIT 4.3



July 23, 2003




Re:      Notice of EP MedSystem's Exercise of its Right to Repurchase Warrant

Dear Investors:

     Pursuant to Section 3 of the Warrant for the Purchase of Shares of Common Stock (the "Warrant") issued to you by EP MedSystems, Inc. (the "Company") pursuant to that certain Common Stock and Warrant Purchase Agreement dated as of January 31, 2003 by and among the Company and the entities listed on Exhibit A thereto, the Company hereby provides this notice to exercise its right to call, redeem and repurchase all of the shares of Common Stock issuable upon exercise of your Warrant (the "Warrant Shares"), on or after the date which is ninety
(90) calendar days from the date of this notice, at $.01 per share unless, prior to the expiration of the ninety-day period, you exercise your right to purchase the Warrant Shares covered by this notice.

     For twenty (20) consecutive trading days ending July 15, 2003, the average closing price of the Common Stock of the Company equaled or exceeded $2.54.



                                              Sincerely,

                                              EP MEDSYSTEMS, INC.


                                              By:/s/ Reinhard Schmidt
                                                     Reinhard Schmidt
                                                     President and Chief
                                                     Executive Officer

                                     Annex A



                                       NUMBER OF SHARES WHICH MAY BE PURCHASED
     INVESTORS                               UPON EXERCISE OF WARRANT
 -------------------------------    -------------------------------------------
 -------------------------------    -------------------------------------------

      Michael R. Hamblett                                               32,800
      34 Waterbury Avenue
      Madison, CT 06443

      Heimdall Investments Ltd.                                        243,902
      c/o HBK Investments L.P.
      300 Crescent Court, Suite 700
      Dallas, TX 75201

      MedCap Partners L.P.                                              50,000
      500 Third Street, #535
      San Francisco, CA 94107

      Bonanza Capital Masterfund Ltd.                                   97,561
      8235 Douglas, Suite 423
      Dallas, TX 75225

      EGS Private Healthcare Partnership, L.P.                         286,924
      One Lafayette Place, 2nd Floor
      Greenwich, CT 06803

      EGS Private Healthcare Counterpart, L.P.                          40,989
      One Lafayette Place, 2nd Floor
      Greenwich, CT 06803

      Adams, Harkness & Hill, Inc.                                      50,814
      60 State Street
      Boston, MA 02109